UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2010

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 24, 2010, Alcoa Inc. (“Alcoa”) issued a press release announcing the expiration and final results of its previously announced tender offer for its outstanding 6.00% Notes due 2012 and 5.375% Notes due 2013. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

On August 24, 2010, Alcoa elected to redeem all of its outstanding 6.50% Notes due 2011 in the aggregate principal amount of $330,055,000. The redemption date is set for September 27, 2010. The redemption price, calculated in accordance with the provisions of the 2011 Notes, will be the greater of (i) 100% of the principal amount of the 2011 Notes or (ii) the sum of the present values of the remaining scheduled payments on the 2011 Notes, discounted to the redemption date as described in the 2011 Notes, using a reference rate for a comparable U.S. Treasury security plus 20 basis points. In either case, the redemption price will also include accrued and unpaid interest on the 2011 Notes to the redemption date. The reference rate will be calculated on the third business day preceding the redemption date.

In the third quarter of 2010, Alcoa expects to recognize an after-tax net loss of approximately $9 million on the early retirement of debt and the associated settlement of interest rate swaps in connection with the completion of the tender offers for the 2011, 2012 and 2013 Notes and the redemption of the remaining outstanding 2011 Notes. Amounts are still being finalized. Additional details will be provided in Alcoa’s 2010 third quarter Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated August 24, 2010.

Forward-Looking Statements

This report contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “estimates,” “expects,” “forecasts,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, anticipated financial results, operating performance or achievements of enhancements in debt maturity profile or expected timing of settlement or other events. Forward-looking statements are subject to a number of risks, contingencies and uncertainties and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) unfavorable changes in general business and economic conditions or in the key markets served by Alcoa; (c) disruptions or volatility in the global financial markets, including changes in applicable treasury rates; and (d) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2009, Forms 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and other reports filed with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: August 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated August 24, 2010.

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